CUSIP No. 67011N105	13G	Page 1 2 of 12 Pages

Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G with respect to the shares of common stock of $0.001 par value, of Novus Therapeutics, Inc., dated as of May 25, 2017, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: May 25, 2017

PONTIFAX (ISRAEL) III L.P.

By:	/s/ Pontifax Management Fund III L.P.
Name: Pontifax Management Fund III L.P.
Title: General Partner

PONTIFAX (CAYMAN) III L.P.

By:	/s/ Pontifax Management Fund III L.P.
Name: Pontifax Management Fund III L.P.
Title: General Partner

PONTIFAX MANAGEMENT FUND III L.P

By:	/s/ Pontifax Management Fund III G.P. (2011) L.P.
Name: Pontifax Management Fund III G.P. (2011) L.P.
Title: General Partner

PONTIFAX MANAGEMENT FUND III G.P. (2011) L.P

By:	/s/ Ran Nussbaum
Name: Ran Nussbaum
Title: Director

/s/ Ran Nussbaum
RAN NUSSBAUM